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                                                                   Exhibit 10.36


      AMENDMENT, dated as of September 8, 2004 (this "Amendment"), to the Credit Agreement dated as of November 17, 2003 (as amended, restated, modified or otherwise supplemented, from time to time, the "Credit Agreement") by and among SYMBOL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), FLEET NATIONAL BANK, a Bank of America Company, as Administrative Agent and a Lender, BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as Co-Documentation Agent and a Lender, and JPMORGAN CHASE BANK, as Co-Documentation Agent and a Lender, and the other lenders from time to time party thereto.

                                    RECITALS

      WHEREAS, the Company intends to enter into the Bridge Loan Facility (as hereinafter defined), which financing provides for bridge loans of up to $250,000,000 and the issuance by the Company of Senior Exchange Notes.

      WHEREAS, the Company has requested and the Administrative Agent and the Required Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement as set forth herein;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1. APPROVAL AND AMENDMENTS. The Lenders hereby approve the terms of the Bridge Loan Facility on substantially the terms set forth in the Bridge Loan Agreement attached hereto as Exhibit A and the Exchange Note Indenture attached hereto as Exhibit B, and any refinancing of such Indebtedness permitted in accordance with Section 7.01(m) of the Credit Agreement. In connection with such approval, and not in limitation thereof, the Credit Agreement is amended as follows:

      (a) Section 1.01 of the Credit Agreement is hereby amended to add the following new definition in their appropriate alphabetical order:

            "Amendment" shall mean the Amendment, dated as of September 8, 2004, to this Agreement, by and among the Company, the Lenders and the Administrative Agent.

            "Bridge Loan Facility" shall mean (i) that certain bridge loan facility described in the Bridge Loan Agreement attached as Exhibit A to the Amendment and (ii) the issuance by the Company of up to $250,000,000 of Senior Exchange Notes pursuant to the Exchange Note Indenture attached as Exhibit B to the Amendment, as such Bridge Loan Facility may be refinanced in accordance with the terms and conditions set forth in Section 7.01(m) hereof.

            "Consolidated Funded Debt" shall mean, on the date of determination, the sum of all Indebtedness of the Company and its Subsidiaries, including, without limitation, the face amount of any outstanding Letters of Credit, on a consolidated basis, for borrowed money, including the current portion thereof and including obligations
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            with respect to Capital Leases, determined in accordance with
            Generally Accepted Accounting Principles applied on a consistent basis. For purposes of this definition, Indebtedness shall exclude the Indebtedness related to the SAILS described on Schedule 7.01 to the Credit Agreement."

            "Matrics Acquisition" shall mean the Company's acquisition of Matrics, Inc., pursuant to the terms of that certain Agreement and Plan of Merger among the Company, Marvin Acquisition Corp. and Matrics, Inc., dated July 26, 2004.

            "Testing Period" shall mean all times during which the Company shall have Indebtedness owing under the Bridge Loan Facility or Indebtedness incurred to refinance such Bridge Loan Facility.

      (b) Section 7.01(e) of the Credit Agreement is hereby amended to add the following language immediately preceding the semi-colon at the end thereof:

            "except that in the event the Company issues Subordinated Indebtedness in connection with the refinancing of the Bridge Loan Facility, the proceeds of such Subordinated Indebtedness may first be applied to satisfy any Indebtedness owing under the Bridge Loan Facility"

      (c) Section 7.01 of the Credit Agreement is further amended to (i) replace the period at the end of subsection "(l)" thereof with the word "and", and (ii) to add a new subsection "(m)" immediately following subsection "(l)" as follows:

            "(m) Indebtedness of the Company owing to JPMorgan Chase Bank and the other bridge loan lenders and noteholders pursuant to the Bridge Loan Facility (the "Original Indebtedness") and any refinancing of such Original Indebtedness whether through the incurrence of Indebtedness (the "Refinancing Indebtedness") or with the proceeds of an equity offering provided that (i) the aggregate principal amount of such Refinancing Indebtedness is not in excess of the Original Indebtedness refinanced thereby and (ii) the terms of such Refinancing Indebtedness are no less favorable, taken as a whole, to the Lenders or the Company as currently provided in the Bridge Loan Facility; provided further that such Refinancing Indebtedness shall not be on a senior secured position, without the prior written approval of the Lenders."

      (d) Section 7.03 of the Credit Agreement is hereby amended to (i) replace the period at the end of subsection "(d)" thereof with the word "and", and (ii) to add a new subsection "(e)" immediately following subsection "(d)" as follows:

            "(e) guaranties by any Subsidiary of the Company of any Indebtedness of the Company pursuant to the Bridge Loan Facility, including any refinancing of the Bridge Loan Facility as set forth in Section 7.01(m) hereto."

      (e) Subsection "(b)" of Section 7.06 of the Credit Agreement is hereby amended and restated to provide as follows:


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            "(b) Permitted Acquisitions and the Matrics Acquisition, provided that the Company has complied with its obligations under Section 6.12, if applicable;"

      (f) Section 7.12 of the Credit Agreement is hereby amended by deleting the phrase "Except for Permitted Acquisitions" at the beginning thereof and substituting in its place: "Except for Permitted Acquisitions and the Matrics Acquisition."

      (g) Section 7.13 of the Credit Agreement is hereby amended by inserting a new paragraph (d) to the end of such section which provides as follows:

            "(d) Maximum Consolidated Funded Debt to Consolidated EBITDA. At all times during the Testing Period, permit its ratio of Consolidated Funded Debt to Consolidated EBITDA to be greater than 1.75:1.00."

      (h) Section 7.17 of the Credit Agreement is hereby amended by inserting the following provision immediately preceding the period at the end thereof:

            "except as provided in the Bridge Loan Facility, including any refinancing of the Bridge Loan Facility as set forth in Section 7.01(m) hereto"

2. CONFORMING AMENDMENTS. The Credit Agreement, the Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment, and each Lender is authorized to annex a copy of this Amendment to its respective Revolving Credit Note, if any.

3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Lenders and the Administrative Agent as follows:

            (a) After giving effect to this Amendment (i) each of the representations and warranties set forth in Article IV of the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of the date of this Amendment except to the extent such representations or warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or shall result from after giving effect to this Amendment.

            (b) The Company has the power to execute, deliver and perform this Amendment and each of the other agreements, instruments and documents to be executed by it in connection with this Amendment. No registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Amendment and the other agreements, instruments and documents executed in connection with this Amendment by the Company, other than registration, consents and approvals received prior to the date hereof and disclosed to the Lenders and which are in full force and effect.

            (c) The execution, delivery and performance by the Company of this Amendment and each of the other agreements, instruments, and documents to be executed by it


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in connection with this Amendment, and the execution and delivery by each of the
Guarantors of the Consent to this Amendment, (i) have been duly authorized by all requisite corporate action, (ii) will not violate (A) any provision of law applicable to the Company or any Guarantor, any rule or regulation of any Governmental Authority applicable to the Company or any Guarantor or (B) the certificate of incorporation, by-laws, or other organizational documents, as applicable, of the Company or of any Guarantor or (C) any order of any court or other Governmental Authority binding on the Company or any Guarantor or any indenture, agreement or other instrument to which the Company or any Guarantor is a party, or by which the Company or any Guarantor or any of their respective properties are bound, and (iii) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of the Company or any Guarantor other than as contemplated by the Credit Agreement, except for any such violation, conflict, breach or default or Lien provided in clauses (ii)(A), (ii)(B) or (ii)(C) which could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) This Amendment and each of the other agreements, instruments and documents executed in connection with this Amendment to which the Company or the Guarantors are a party have been duly executed and delivered by the Company and each Guarantor, as the case may be, and constitutes a legal, valid and binding obligation of the Company and each Guarantor enforceable, as the case may be, in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

4. CONDITIONS TO EFFECTIVENESS. This Amendment shall be subject to the condition that, upon consummation of the Matrics Acquisition, the Company shall comply with the requirements of Section 6.12 of the Credit Agreement

5.    MISCELLANEOUS.

      Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

      Except as expressly amended and waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

      The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or a waiver of any other provision of Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Credit Agreement.

      This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment. This Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.


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      THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]



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      IN WITNESS WHEREOF, the Company and the Administrative Agent, as
authorized on behalf of the Required Lenders, have signed and delivered this Amendment as of the date first written above.


                                SYMBOL TECHNOLOGIES, INC.


                                By: S/ Cary G. Schmiedel
                                    -------------------------------
                                Name:  Cary G. Schmiedel
                                Title: Vice President and Treasurer


                                FLEET NATIONAL BANK, A BANK OF AMERICA COMPANY, AS ADMINISTRATIVE AGENT


                                By: S/Debra E. DelVecchio
                                    ----------------------
                                Name:  Debra E. DelVecchio
                                Title: Managing Director



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                                     CONSENT

      Each of the undersigned, not parties to the Credit Agreement but each a Guarantor under a Guaranty dated as of November 17, 2003 hereby consents to and acknowledges the terms of the Amendment to which this consent is attached and confirms that its Guaranty is in full force and effect and reaffirms its continuing liability under its Guaranty in respect of the Credit Agreement as amended hereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such guarantor).


                                TELXON CORPORATION


                                By: S/ Cary G. Schmiedel
                                    --------------------
                                Name:  Cary G. Schmiedel
                                Title: Vice President


                                @POS.COM, INC.


                                By: S/ Dean M. Zambelli
                                    -------------------
                                Name:  Dean M. Zambelli
                                Title: Vice President



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